Exhibit 32.1


                   Suncrest Global Energy Corp.

                 CERTIFICATION OF PERIODIC REPORT
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      18 U.S.C. Section 1350

I, John W. Peters, principal executive and financial officer of Suncrest Global Energy Corp. certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a. the quarterly report on Form 10-QSB of the Company for the quarter ended March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b. the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: May 13, 2004                 /s/ John W. Peters
                                   _________________________________________
                                   John W. Peters
                                   Principal Executive and Financial Officer